Exhibit 99.1

260 East Grand Avenue

South San Francisco, CA 94080

KaloBios Reports Third Quarter 2013 Financial Results

SOUTH SAN FRANCISCO, CA (November 12, 2013): KaloBios Pharmaceuticals, Inc. (Nasdaq: KBIO) a biopharmaceutical company with a portfolio of patient-targeted, first-in-class, monoclonal antibodies (mAbs) to treat severe respiratory diseases and cancer, announced today its corporate highlights and financial results for the third quarter ending September 30, 2013.

“On October 1, 2013, we completed a public offering of 8,625,000 shares of common stock, with the resulting net offering proceeds to KaloBios totaling approximately $32.0 million after deducting underwriting discounts and other fees,” said David W. Pritchard, KaloBios’ President and Chief Executive Officer. “These funds will allow KaloBios to move KB004 into a Phase 2 clinical trial by the end of 2013 and obtain Phase 2 data for our lead programs KB001-A and KB003 in 2014.”

Mr. Pritchard also noted the September online publication in Pediatric Pulmonology of results of a Phase 1 study of KB001, a first-generation, anti-Pseudomonas aeruginosa (Pa) type III secretion system (TTSS) antibody for use in patients with cystic fibrosis (CF). “Data from this initial single dose clinical study supports the continuation of our ongoing Phase 2 study of KB001-A, a second generation, anti-TTSS antibody in CF patients with chronic Pa infections,” he commented. “We have recently reached 50% enrollment, 90 of 180 patients, in that study.” Additionally, in October KaloBios announced the receipt of Orphan Drug designation from the United States Food and Drug Administration (FDA) for KB001-A for the treatment of CF patients with Pa lung infection.

“During the third quarter, we also announced the planned retirement of Chief Financial Officer Jeffrey H. Cooper and the hiring of new Chief Financial Officer Herb C. Cross, former Chief Financial Officer of Affymax, Inc., who transitioned into his new role in October,” said Mr. Pritchard. “We additionally announced the election of V. Bryan Lawlis, Jr., Ph.D., a 30-year veteran of the biopharmaceutical industry with extensive experience in the manufacture of therapeutic proteins and monoclonal antibodies, to the KaloBios Board of Directors. Subsequently, we announced in October the election of Laurie Smaldone Alsup, M.D., an oncologist with extensive regulatory expertise, to the KaloBios Board of Directors as well.”

Financial Results

The net loss for the third quarter of 2013 was $11.3 million, or $0.47 per basic and diluted share. This compared to a net loss of $8.6 million, or $4.05 per basic and diluted share, for the same period in 2012. Net loss for the nine months ended September 30, 2013 was $31.7 million ($1.48 per share), compared to net loss of $11.8 million ($5.71 per share) for the nine months ended September 30, 2012. Increased spending for our clinical trial programs resulted in the increased loss during the third quarter and first nine months of 2013 compared to the same periods in 2012. As of September 30, 2013, cash, cash equivalents and investments, excluding restricted cash, totaled $54.9 million. The September 30, 2013 cash balance does not reflect the $32.0 million in net proceeds from KaloBios’ recent stock offering which were received in October.

Anticipated Upcoming Milestones

4Q 2013:	• Initial top line results for KB004 Phase 1 dose escalation study • Initiation of a KB004 Phase 2 study in MDS and AML

1Q 2014:	• Top line KB003 Phase 2 asthma study results

Mid 2014:	• Completion of enrollment in KB001-A CF study

4Q 2014:	• Top line KB001-A Phase 2 CF study results

4Q 2014:	• Completion of enrollment in at least one hematologic malignancy indication in a Phase 2 KB004 study

H1 2015:	• Initiation of Sanofi Phase 2b study for prevention of ventilator-associated pneumonia (VAP)

Q2 2015:	• Top line KB004 results for AML and MDS Phase 2 studies

About KaloBios

KaloBios Pharmaceuticals, Inc. is developing a portfolio of proprietary, patient-targeted, first-in-class monoclonal antibodies designed to treat severe life-threatening or debilitating diseases for which there is an unmet medical need, with a clinical focus on severe respiratory diseases and cancer.

Currently, KaloBios has three drug development programs:

•	KB003, an anti-GM-CSF mAb with potential to treat inflammatory diseases, being developed for the treatment of severe asthma. Enrollment of 160 patients has been completed in a Phase 2 study in the United States, Europe and Australia.

•	KB001-A, an anti-PcrV mAb fragment, partnered exclusively with Sanofi Pasteur and is being developed for the prevention and treatment of Pa infection. KaloBios has retained rights for the CF indication and has initiated a 180 patient Phase 2 study in CF subjects with chronic Pa lung infection in the United States. KaloBios has received Orphan Drug designation from both the U.S. FDA and the European Medicines Agency for KB001-A for the treatment of Pa lung infection in CF patients. Sanofi is pursuing a ventilator-associated pneumonia prevention indication in the intensive care setting, an indication which has received U.S. FDA Fast Track Designation.

•	KB004, an anti-EphA3 mAb, has potential in treating hematologic malignancies and solid tumors. KaloBios is currently testing this drug in a Phase 1 study in subjects with hematologic malignancies.

All of the company’s antibodies were generated using its proprietary Humaneered® technology, a method that converts nonhuman antibodies (typically mouse) into recombinant antibodies that have a high binding affinity to their target and are designed for chronic therapeutic use. The company believes that antibodies produced using its Humaneered® technology offer important clinical and economic advantages over antibodies generated by other methods in terms of high binding affinity, high manufacturing yields, and minimal to no immunogenicity (inappropriate immune response) upon repeat administration in humans.

For more information on KaloBios Pharmaceuticals, please visit our web site at http://www.kalobios.com.

Forward Looking Statements

This release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including: the statements under the heading “Anticipated Upcoming Milestones”; and statements regarding the company’s clinical development of KB001-A, KB003 and KB004. Forward-looking statements reflect management’s current knowledge, assumptions, judgment and expectations regarding future performance or events. Although management believes that the expectations reflected in such statements are reasonable, they give no assurance that such expectations will prove to be correct and you should be aware that actual results could differ materially from those contained in the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties including, but not limited to, the company’s limited cash reserves and its ability to obtain additional capital on acceptable terms, or at all, including the additional capital which will be necessary to complete the clinical trials that the company has initiated or plans to initiate; the company’s dependence on Sanofi Pasteur for the development and commercialization of KB001-A; the company’s ability to successfully complete further development of its programs; the uncertainties inherent in clinical testing; the timing, cost and uncertainty of obtaining regulatory approvals; the company’s ability to protect the company’s intellectual property; competition; changes in the regulatory landscape or the imposition of regulations that affect the company’s products; and other factors listed under “Risk Factors” in the company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 1, 2013, the quarterly reports on Form 10-Q filed on May 14, August 19, and November 12, 2013, and the company’s other filings with the Securities and Exchange Commission.

All forward-looking statements are expressly qualified in their entirety by this cautionary notice. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this release. The company has no obligation, and expressly disclaims any obligation to update, revise or correct any of the forward-looking statements, whether as a result of new information, future events or otherwise.

For more information, visit http://www.kalobios.com.

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Contact: Herb Cross Chief Financial Officer KaloBios Pharmaceuticals, Inc. (650) 243-3114 ir@kalobios.com	Media Contact: Joan E. Kureczka Kureczka/Martin Associates Tel: (415) 821-2413 Mobile: (415) 690-0210 Joan@Kureczka-Martin.com

— Tables to Follow —

Consolidated Balance Sheets

(in thousands, except share and per share information)

	September 30,	December 31,
	2013	2012
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$23,297	$10,947
Marketable securities	31,644	9,351
Prepaid expenses and other current assets	1,863	958
Restricted cash	205	—

Total current assets	57,009	21,256
Restricted cash	—	205
Property and equipment, net	375	230
Deferred offering costs	397	2,803
Other assets	156	45

Total assets	$57,937	$24,539

Liabilities, convertible preferred stock and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$3,988	$2,448
Accrued compensation	862	628
Deferred rent, short-term	240	101
Accrued research and clinical liabilities	4,138	3,538
Notes payable, short-term	2,383	—
Other accrued liabilities	463	502

Total current liabilities	12,074	7,217
Deferred rent, long-term	—	62
Notes payable, long-term	7,549	9,826
Other liabilities, long-term	—	355

Total liabilities	19,623	17,460
Commitments and contingencies
Convertible preferred stock, $0.001 par value: no shares and 60,152,555 shares authorized at September 30, 2013, and December 31, 2012, respectively; no shares and 12,329,330 shares issued and outstanding at September 30, 2013, and December 31, 2012, respectively; aggregate liquidation preference of $105,512 at December 31, 2012	—	102,023
Stockholders’ equity (deficit):
Common stock, $0.001 par value: 47,500,000 shares and 80,000,000 shares authorized at September 30, 2013, and December 31, 2012, respectively; 24,296,962 and 2,186,695 shares issued and outstanding at September 30, 2013, and December 31, 2012, respectively	24	2
Additional paid-in capital	168,255	3,317
Accumulated other comprehensive income	14	4
Accumulated deficit	(129,979)	(98,267)

Total stockholders’ equity (deficit)	38,314	(94,944)

Total liabilities and stockholders’ equity (deficit)	$57,937	$24,539

Consolidated Statements of Operations

(in thousands, except share and per share information)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
	(unaudited)
Contract revenue	$9	$69	$40	$6,080
Operating expenses:
Research and development	8,995	6,788	24,961	14,238
General and administrative	2,101	1,572	6,060	3,392

Total operating expenses	11,096	8,360	31,021	17,630

Loss from operations	(11,087)	(8,291)	(30,981)	(11,550)
Other income (expense):
Interest expense	(278)	(40)	(807)	(40)
Interest and other income (expense), net	36	(271)	76	(222)

Net loss	(11,329)	(8,602)	(31,712)	(11,812)
Other comprehensive income:
Net unrealized gains (losses) on marketable securities	(7)	—	10	12

Comprehensive loss	$(11,336)	$(8,602)	$(31,702)	$(11,800)

Basic and diluted net loss per common share	$(0.47)	$(4.05)	$(1.48)	$(5.71)

Weighted average common shares outstanding used to calculate basic and diluted net loss per common share	24,263,745	2,124,280	21,385,478	2,070,055

Stock Based Compensation Expense

(in thousands)

(Unaudited)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2013	2012	2013	2012
General and administrative	$241	$235	$500	$303
Research and development	213	254	508	313

Total stock-based compensation expense	$454	$489	$1,008	$616